UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 25, 2009 (February 19, 2009)
FREMONT GENERAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	001-08007	95-2815260

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2727 East Imperial Highway
Brea, California	92821

(Address of Principal Executive Offices)	(Zip Code)
(Registrant’s Telephone Number, Including Area Code) (714) 961-5000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On February 19, 2009, the United States Bankruptcy Court for the Central District of California, Santa Ana Division (the “Bankruptcy Court”) extended the “exclusive period” in which only Fremont General Corporation (the “Company”) may file a plan of reorganization through March 13, 2009. Pursuant to the United States Bankruptcy Code, a debtor-in-possession, such as the Company, has 120 days from the date of the filing of its Chapter 11 petition with the Bankruptcy Court in which to file a plan of reorganization, subject to Bankruptcy Court’s discretion to grant extensions of this exclusive period. During this exclusive period no other person or entity is permitted to file a plan of reorganization. The Company has been granted prior extensions of the exclusive period, and a hearing is presently scheduled for March 12, 2009 to address the Company’s further request for an extension of its exclusive period to file a plan through April 30, 2009.
As previously announced on January 21, 2009, the Bankruptcy Court approved the engagement of KPMG Corporate Finance LLC (“KPMGCF”), a subsidiary of KPMG LLP (UK), as the Company’s financial advisor to locate potential acquirors of the Company, which could include certain of the Company’s remaining assets and/or liabilities, and to act as a sponsor in a potential plan of reorganization. In connection with this engagement, KPMGCF distributed marketing materials informing potential investors of the opportunity to act as the sponsor of the Company’s plan of reorganization. As a result of KPMGCF’s marketing efforts, 26 parties entered into non-disclosure agreements and were provided access to information about the Company and its management. Ultimately, the Company received six non-binding letters of intent from interested third parties, each of whom is believed to be financially qualified to serve as a prospective plan proponent.
The Company is evaluating each of these proposals to determine whether the implementation of any of such proposals through a plan of reorganization is in the best interest of the Company, its creditors and its various other constituencies. The Bankruptcy Court’s extension of the exclusivity period allows the Company, its advisors and the various constituents to continue to pursue negotiations with the prospective plan proponents in an attempt to maximize the value to be received from a plan of reorganization. The Company cannot provide assurance that any of these proposals will be acceptable to the Company or certain of its constituents or that any plan of reorganization will be confirmed by the Bankruptcy Court.
Documents filed with the Bankruptcy Court in connection with the Company’s bankruptcy case (other than documents filed under seal or otherwise subject to confidentiality protections) will be accessible at the Bankruptcy Court’s Internet site, www.cacd.uscourts.gov, through an account obtained from Pacer Service Center at 1-800-676-6856. Additional information may also be found at the Company’s website at www.fremontgeneral.com under “Restructuring Information” where you will find the following link www.kccllc.net/fremontgeneral. The information set forth on the foregoing websites shall not be deemed to be a part of or incorporated by reference into this Form 8-K.
Cautionary Statement Regarding Forward Looking Statements
Certain statements contained in this Current Report on Form 8-K may be deemed to be forward-looking statements under federal securities laws and the Company intends that such forward-looking statements be subject to the safe-harbor created thereby. The Company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements. Such factors include, but are not limited to, the outcome of litigation concerning certain causes of action of the Company, the results of the Company’s review of submitted claims and the Company’s ability to resolve contingent and unliquidated claims. Additional information on these and other factors is contained in the Company’s Securities and Exchange Commission filings. The Company assumes no, and hereby disclaims any, obligation to update the forward-looking statements contained in this Current Report on Form 8-K.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREMONT GENERAL CORPORATION
Date: February 25, 2009	By:	/s/ Richard A. Sanchez
		Name:	Richard A. Sanchez
		Title:	Interim President and Chief Executive Officer